UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2018

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia		23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2018, upon the recommendation of the Governance and Policy Committee, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) elected Tracy B. McKibben as a member of the Board of Directors, effective immediately, with a term expiring at the 2019 annual meeting of stockholders. The Company’s Board of Directors has also appointed Ms. McKibben to serve on its Finance Committee, effective immediately.

Ms. McKibben is the founder and has been the Chief Executive Officer since 2010 of MAC Energy Advisors LLC, an investment and consulting company that serves clients in the alternative energy, renewable energy, clean technology, water and energy efficiency markets. Prior to that, she served as Managing Director and Head of Environmental Banking Strategy at Citicorp Global Markets from September 2007 to August 2009. Ms. McKibben served on the National Security Council at the White House from July 2003 to August 2007 as Director of European Economic Affairs and European Union Relations and as Acting Senior Director for European Affairs. Before joining the National Security Council, Ms. McKibben served in various senior advisory roles in the U.S. Department of Commerce from March 2001 to July 2003. Prior to her work in the public sector, she practiced law at Akin, Gump, Strauss & Feld LLP.

Ms. McKibben currently serves on the Board of Directors of Ecolab Inc. and serves as a member of its Audit Committee and Finance Committee. She also serves on the Board of Directors of United Services Automobile Association (USAA) and the Board of Trustees of the New York Power Authority. Ms. McKibben is a member of the Council on Foreign Relations.

Ms. McKibben was not elected pursuant to any arrangement or understanding between her and any other persons, and there are no prior relationships between Ms. McKibben and the Company or transactions with the Company in which Ms. McKibben had any material interest that are required to be disclosed under applicable disclosure requirements of the Securities and Exchange Commission.

Ms. McKibben will be entitled to receive compensation under the Company’s non-employee director compensation program, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 20, 2018. In addition, the Company and Ms, McKibben will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Ms. McKibben against liability, subject to certain limitations, arising out of her performance of her duties to the Company. In addition, the Company will agree, subject to certain limitations, to advance expenses Ms. McKibben may incur as a result of any proceeding against her for which she would be entitled to indemnity.

A copy of the Company’s press release announcing Ms. McKibben’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated December 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: December 18, 2018	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary